Exhibit 99.1

Inhibikase Therapeutics Appoints Gisele Dion to Board of Directors

BOSTON and ATLANTA, September 1, 2022 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (Inhibikase), a clinical-stage pharmaceutical company developing therapeutics to modify the course of Parkinson’s disease and related disorders as well as other diseases arising from protein kinases, today announced the appointment of Ms. Gisele Dion to its Board of Directors, effective September 1, 2022. Ms. Dion will serve as chair of the Audit Committee and a member of the Compensation Committee following the retirement of Ms. Elizabeth O’Farrell from the Company’s Board of Directors, effective immediately.

“I am excited to have Gisele join the Board of Inhibikase. She brings a wealth of public company experience having led financial, accounting and M&A strategies across large pharma,” commented Milton H. Werner, Ph.D., President and Chief Executive Officer. “We look forward to leveraging her expertise, which we believe complements our board, as we seek to improve the lives of patients suffering from devastating neurodegenerative and other Abl-kinase dependent diseases. In addition, on behalf of the entire Board of Directors, I want to thank Liz for her service and contributions to Inhibikase over the last three and a half years.”

Ms. Dion is currently a member of the Board of Directors at Cytek Biosciences and most recently served as an Audit Advisor Group Member for the Pharmaceutical Research and Manufacturers of America (PhRMA). Previously, she served as the Senior Vice-President and Chief Accounting Officer at Takeda Pharmaceuticals where she advised the CFO and protected assets, including $30B+ in revenue. While at Takeda, Ms. Dion successfully led the company through SEC registration and guided change management initiatives. Prior to Takeda, she was the Chief Accounting Officer and Corporate Controller at Shire Pharmaceuticals, where she spearheaded M&A integrations, SEC adherence and GAAP compliance from 2016 to 2019, when it was acquired by Takeda. Earlier, Ms. Dion was Corporate Controller at Biogen. Ms. Dion holds a B.S. in Accounting and Management Information Systems from Fairfield University.

“It is a privilege to join the Inhibikase team as the Company continues to advance its novel therapeutics in the clinic, providing hope for patients with Parkinson’s disease,” remarked Ms. Dion. “I am excited about Inhibikase’s approach that has the potential to alter the course of neurodegenerative diseases, such as Parkinson’s. Moreover, I look forward to bringing my extensive financial and accounting expertise to the table, and look forward to helping guide the Company’s success.”

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics for Parkinson’s disease and related disorders. Inhibikase’s multi-therapeutic pipeline focuses on neurodegeneration and its lead program IkT-148009, an Abelson Tyrosine Kinase (c-Abl) inhibitor, targets the treatment of Parkinson’s disease inside and outside the brain as well as other diseases that arise from Ableson Tyrosine Kinases. Its multi-therapeutic pipeline is pursuing Parkinson’s-related disorders of the brain and GI tract, orphan indications related to Parkinson’s disease such as Multiple System Atrophy, and drug delivery technologies for kinase inhibitors such as IkT-001Pro, a prodrug of the anticancer agent imatinib mesylate that the Company believes will provide a better patient experience with fewer on-dosing side-effects. The Company’s RAMP™ medicinal chemistry program has identified a number of follow-on compounds to IkT-148009 to be potentially applied to other cognitive and motor function diseases of the brain. Inhibikase is headquartered in Atlanta, Georgia with offices in Boston, Massachusetts.

Inhibikase Therapeutics, Inc. 3350 Riverwood Parkway, Suite 1900 Atlanta, GA 30339	www.inhibikase.com	Page 1 of 2

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Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use Twitter, Facebook, LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Inhibikase’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2021, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Company Contact:

Milton H. Werner, Ph.D.

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Alex Lobo

SternIR, Inc.

alex.lobo@sternir.com

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Inhibikase Therapeutics, Inc. 3350 Riverwood Parkway, Suite 1900 Atlanta, GA 30339	www.inhibikase.com	Page 2 of 2